Exhibit 21.1

Subsidiaries

China Net Online Media Group Limited (“China Net BVI”), a British Virgin Islands company.

China Net BVI is the sole shareholder of CNET Online Technology Co. Limited (“China Net HK”), a Hong Kong company, and the sole shareholder of ChinaNet Investment Holding Ltd. (“ChinaNet Investment BVI”), a British Virgin Islands company.

ChinaNet Investment BVI is the sole shareholder of Grandon Investments Limited (“Grandon BVI”), a British Virgin Islands company.

Grandon BVI is the sole shareholder of Winner Glory Limited (“Winner Glory HK”), a Hong Kong company.

China Net HK is the sole shareholder of Rise King Century Technology Development (Beijing) Co., Ltd., a wholly foreign-owned enterprise (“WFOE”), established in the People’s Republic of China (the “PRC”).

The WFOE is the sole shareholder of ChinaNet Online Holdings Co., Ltd. (“ChinaNet Online PRC”), a PRC company.

ChinaNet Online PRC is the 51% shareholder of Business Opportunity Chain (Beijing) Technology Development Co., Ltd. (“Business Opportunity Chain Beijing”), a PRC company.

Through a series of contractual agreements between the WFOE and Business Opportunity Online (as defined below) and Beijing CNET Online (as defined below), the Company, through the WFOE, secures significant rights to influence the two companies’ business operations, policies and management, approve all matters requiring shareholder approval, and the right to receive the income earned by the two companies.

•	Business Opportunity Online (Beijing) Network Technology Co., Ltd. (“Business Opportunity Online”), incorporated in the PRC.

•	Beijing CNET Online Advertising Co., Ltd. (“Beijing CNET Online”), incorporated in the PRC.

Business Opportunity Online is the sole shareholder of Beijing Chuang Fu Tian Xia Network Technology Co., Ltd. (“Beijing Chuang Fu Tian Xia”), the sole shareholder of Business Opportunity Online (Hubei) Network Technology Co., Ltd. (“Business Opportunity Online Hubei”), the sole shareholder of Beijing Chuang Shi Xin Qi Advertising Media Co., Ltd. (“Beijing Chuang Shi Xin Qi”), the sole shareholder of Beijing Hong Da Shi Xing Network Technology Co., Ltd. (“Beijing Hong Da Shi Xing”), and the sole shareholder of Beijing Shi Ji Cheng Yuan Advertising Media Co., Ltd. (“Beijing Shi Ji Cheng Yuan”), each of which is incorporated in the PRC.

Business Opportunity Online Hubei is the sole shareholder of ChinaNet Online (Guangdong) Technology Co., Ltd. (“ChinaNet Online Guangdong”), a PRC company.

ChinaNet Online Guangdong is the 51% shareholder of Qiweilian (Guangzhou) Technology Co., Ltd. (“Qiweilian Guangzhou”), a PRC company.